                           SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant    [X]
Filed by a Party other than the Registrant    [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to sec. 240.14a-12

                                   TANOX, INC
                (Name of Registrant as Specified in its Charter)
            ________________________________________________________
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[ ]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and 0-11.

(1)  Title of each class of securities to which transaction applies:

________________________________________________________

(2)  Aggregate number of securities to which transaction applies:

 _______________________________________________________

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

______________________________________________________

(4)  Proposed maximum aggregate value of transaction:

_______________________________________________________

(5)  Total fee paid:

_______________________________________________________

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)  Amount Previously Paid:__________________________________________________

(2)  Form, Schedule or Registration Statement
     No.:_________________________________

(3)  Filing Party:____________________________________________________________

(4)  Date Filed:_____________________________________________________________

                                                                       CORPORATE
                                              4888 Loop Central Drive, Suite 820
                                                          Houston, TX 77081-2225
                                            (713) 578-4000  (713) 578-5002 (Fax)

                                                                    LABORATORIES
                                                               10301 Stella Link
                                                          Houston, TX 77025-5497
                                            (713) 578-4000  (713) 578-5001 (Fax)


March 26, 2002

Dear Stockholder:

     On behalf of your board of directors and management, I am pleased to invite you to attend the annual meeting of stockholders of Tanox, Inc. It will be held at our corporate offices located at 4888 Loop Central Drive, Houston, Texas 77081, on May 17, 2002, at 10:00 a.m.

     It is important that your shares are represented at the meeting. Whether or not you plan to attend the meeting, please complete and return the enclosed proxy card in the accompanying envelope. Please note that voting by proxy will not prevent you from attending the meeting and voting in person.

     You will find information regarding the matters to be voted on at the meeting in the following pages. Our 2001 Annual Report to Stockholders, which includes our Annual Report on Form 10-K, is also enclosed.

     In addition to the formal items of business to be brought before the meeting, there will be a report on Tanox's operations during 2001, followed by a question and answer period. Your interest in Tanox is appreciated, and we look forward to seeing you on May 17th.

                                Sincerely,

                                /s/ Nancy T. Chang
                                -------------------------
                                Nancy T. Chang
                                Chairman, President and Chief Executive Officer

                                  TANOX, INC.
                               10301 STELLA LINK
                             HOUSTON, TEXAS  77025


--------------------------------------------------------------------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
--------------------------------------------------------------------------------

TIME:               10:00 a.m. on Friday, May 17, 2002

PLACE:              Loop Central One Building
                    4888 Loop Central Drive

ITEMS OF BUSINESS:  1. Election of two Class II directors to serve for three-year terms

                    2. Approval of an amendment to the 2000 Non-employee
                       Directors' Stock Option Plan

                    3. Consider such other business as may properly come before the meeting

RECORD DATE:        You are entitled to vote if you were a stockholder at the
                    close of business on March 22, 2002.

PROXY VOTING:       It is important that your shares be voted at the meeting.
                    You are cordially invited to attend the meeting and vote in person. If you are unable to attend the meeting, please vote by signing, dating and returning the accompanying proxy card as soon as possible.


                                         Katie-Pat Bowman
                                         Vice President, General Counsel
                                         and Corporate Secretary

March 27, 2002



   This notice of meeting and proxy statement and accompanying proxy card are being distributed on or about April 8, 2002.

                                   TANOX INC.
                               10301 STELLA LINK
                              HOUSTON, TEXAS 77079

                         ______________________________

                                PROXY STATEMENT

                         ______________________________


                               TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
INTRODUCTION                                                                 1
VOTING PROCEDURES                                                            1
  Who May Vote                                                               1
  How to Vote                                                                1
  Proxies Can Be Revoked                                                     1
  Meeting Attendance                                                         1
  Required Votes                                                             2
  Expenses of Solicitation                                                   2
PROPOSAL 1 -- ELECTION OF DIRECTORS                                          2
  Nominees for Class II Director for Three-Year Terms to Expire in 2005      3
  Information on Directors Continuing in Office                              4
  Committees of the Board of Directors                                       5
PROPOSAL 2 - APPROVAL OF AMENDMENT TO 2000 NON-EMPLOYEE
DIRECTORS' STOCK OPTION PLAN                                                 7
BENEFICIAL OWNERSHIP TABLE                                                   9
  Section 16(a) Beneficial Ownership Reporting Compliance                   10
EXECUTIVE COMPENSATION                                                      10
  Summary Compensation Table                                                10
  Option Grants Table                                                       11
  Option Exercises Table                                                    12
  Board Compensation                                                        12
COMPENSATION COMMITTEE REPORT                                               13
STOCK PERFORMANCE GRAPH                                                     15
OTHER TRANSACTIONS                                                          16
ADDITIONAL INFORMATION                                                      16
  Stockholder Proposals for the 2003 Annual Meeting                         16
  Advance Notice Required for Stockholder Nominations and Proposals         16
APPENDIX A                                                                 A-1

                                  INTRODUCTION

     The board of directors of Tanox Inc. is soliciting proxies to be used at the 2002 annual meeting of stockholders. For a period of ten days prior to the annual meeting, a complete list of stockholders of record entitled to vote at the annual meeting will be available at Tanox's executive offices for inspection by stockholders during ordinary business hours for proper purposes.

                               VOTING PROCEDURES

WHO MAY VOTE

     Holders of record of Tanox common stock at the close of business on March 22, 2002 will be entitled to vote their shares at the annual meeting. As of the record date, Tanox had 44,077,881 shares of common stock outstanding. Each share of common stock is entitled to one vote.

HOW TO VOTE

     If you are a stockholder of record, you may vote by either:

     1. Attending the meeting; or

     2. Signing, dating and returning your proxy card in the envelope provided.

     If you hold your shares through someone else, such as a bank or broker, you will be able to vote by following the voting instruction form you receive from your bank or broker.

     If you return your signed proxy, your shares will be voted as you direct. You can specify whether your shares should be voted for the nominees for director. You can also specify whether you approve, disapprove or abstain from the proposal to amend the 2000 Non-employee Directors' Stock Option Plan. IF YOU RETURN YOUR SIGNED PROXY CARD AND DO NOT SPECIFY HOW YOU WANT TO VOTE YOUR SHARES, YOUR SHARES WILL BE VOTED FOR THE NAMED NOMINEES AND FOR THE PROPOSAL TO AMEND THE DIRECTOR STOCK OPTION PLAN. If any other items of business properly come before the meeting, the persons named in the proxy will vote in accordance with their best judgment.

PROXIES CAN BE REVOKED

     You can revoke your proxy at any time before its exercise in any of the following ways:

     1. By submitting written notice of revocation to the Corporate Secretary of Tanox;

     2. By submitting another proxy that is properly signed and later dated; or

     3.  By voting in person at the annual meeting.

MEETING ATTENDANCE

     Only stockholders, their proxy holders and Tanox's guests may attend the annual meeting. If you plan to attend, you must be a stockholder of record as of March 22, 2002, or you must bring with you a brokerage statement or other evidence of beneficial ownership showing ownership of common stock on March 22, 2002.

REQUIRED VOTES

     The presence, in person or by proxy, of stockholders entitled to cast at least a majority of the votes that all stockholders are entitled to cast will constitute a quorum. Abstentions and broker non-votes (proxies submitted by brokers that do not indicate a vote for a proposal because they do not have discretionary voting authority and have not received instructions as to how to vote on that proposal) are counted as present in determining whether the quorum requirement is satisfied. Abstentions from voting on the proposal to approve the amendment to the director stock option plan will be included in the voting tally and will have the same effect as a vote against such proposal. Although broker non-votes are considered present for quorum purposes, they are not considered entitled to vote with respect to the respective matter. Accordingly, broker non-votes will not affect the outcome of the voting.

     The directors will be elected by a plurality of the votes of shares of common stock present in person or represented by proxy at the annual meeting. Approval of the director stock option plan amendment will require the affirmative vote of holders of a majority of the votes of common stock present in person or represented by proxy at the meeting and entitled to vote on the matter.

EXPENSES OF SOLICITATION

     Solicitation of proxies for use at the annual meeting may be made by mail, telephone or in person, by directors, officers and regular employees of Tanox. These persons will receive no additional compensation for any solicitation activities. Tanox will request banking institutions, brokerage firms, custodians, trustees, nominees and fiduciaries to forward solicitation materials to the beneficial owners of common stock held of record by such entities, and Tanox will, upon the request of those record holders, reimburse reasonable forwarding expenses. The costs of preparing, printing, assembling and mailing the proxy materials used in the solicitation of proxies from Tanox stockholders will be borne by Tanox.


                                   PROPOSAL 1

                             ELECTION OF DIRECTORS
                             (Item 1 on Proxy Card)

     Tanox's bylaws provide that the board of directors will consist of not less than one nor more than nine directors. The current number of authorized directors is set at five. The board of directors is classified into three classes, designated Class I, Class II and Class III, with terms expiring in 2004, 2002 and 2003, respectively. The terms of office of the members of one class of directors expire each year in rotation so that the members of one class are elected at each annual meeting to serve full three-year terms, or until their successors are elected and qualified. Each class consists, as nearly as may be possible, of one-third of the total number of directors constituting the entire board of directors.

     Unless you withhold authority to vote for the director in the proxy, your shares will be voted for the nominees listed below. The nominees have indicated a willingness to serve as director, but if they should decline or be unable to act as director, the persons named in the proxy will vote for the election of other persons the board of directors recommends.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR ELECTION OF THE NOMINEES LISTED BELOW. PROPERLY DATED AND SIGNED PROXIES WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY OTHERWISE.

     The term of office for the Class II directors expires at this annual meeting. The board of directors has selected the nominees listed below for election as Class II directors. If elected, they will serve until the annual meeting of stockholders in 2005 or until they resign or are succeeded by other qualified directors who have been elected or appointed. The terms of office of all other directors expire at the annual meeting in 2003 or 2004, as the case may be. The board of directors held six meetings in 2001. All directors attended at least 75% of the meetings of the board of directors and the committees thereof of which they are members. The following biographical information regarding the nominees for director and each current director is as of February 28, 2002.

NOMINEES FOR CLASS II DIRECTOR FOR THREE-YEAR TERMS TO EXPIRE IN 2005

Heinz W. Bull, Dipl. Kfm.........        Mr. Bull served both as the Chief Executive Officer of the
Age 63                                   pharmaceutical division (Byk Gulden) of ALTANA AG, a strategic
Director since 2000                      management holding company based in Germany, and as a member of the Board of Directors of ALTANA AG, from January 1988 until
                                         December 31, 1999.  Since January 1, 2000, he has been a
                                         non-executive director of Byk Gulden and the CEO of ALTANA
                                         VC-Fund, a corporate venture capital fund investing in start-up companies and consulting such companies primarily in technology projects.  He served in various other capacities at Byk between
                                         1972 and 1988, including Vice President of International
                                         Operations, and General Manager of both the Austrian and
                                         Italian operating companies.  Mr. Bull received a degree in
                                         Economics from Manheim University and Germany, and lectures at
                                         The University of Applied Sciences of Dornbirn, Austria on
                                         International Marketing.  Mr. Bull is a member of the Executive
                                         Board of Recordati SpA, an international pharmaceutical company based in Italy.

Tse Wen Chang, Ph.D.............         Dr. Tse Wen Chang is one of our co-founders and served as our
Age 54                                   Vice President of Research and Development and Chief Scientific
Director since 1986                      Officer from March 1986 until January 1997 when he resigned that position to assume the position of Dean of the College of
                                         Life Sciences at National Tsing Hua University in Hsinchu,
                                         Taiwan.  Dr. Chang is currently a professor there.  In May
                                         2000, Dr. Chang became the President of the Development Center for Biotechnology, a non-profit research organization that promotes biotechnology in Taiwan, a position that he continues to hold today.  Dr. Chang was a professor at Baylor College of
                                         Medicine in the Division of Molecular Virology from 1986 to
                                         1991. Dr. Chang obtained his Ph.D. from Harvard University in cell and developmental biology.


INFORMATION ON DIRECTORS CONTINUING IN OFFICE

 Class III Directors with Terms Expiring in 2003:
------------------------------------------------

Nancy T. Chang, Ph.D.............        Dr. Nancy T. Chang is one of our co-founders and has served as
Age 52                                   our President and Chairman of the Board of Directors since our
Director since 1986                      organization in March 1986.  Dr. Chang has served as our Chief
                                         Executive Officer since June 1990.  From 1986 to 1992, Dr.
                                         Chang served as an Associate Professor at Baylor College of
                                         Medicine in the Division of Molecular Virology.  Between 1981
                                         and 1986, Dr. Chang was employed by Centocor, Inc., serving as the Director of Research, Molecular Biology Group, from 1984 to
                                         1986.  From 1980 to 1981, she was employed by Roche Institute of Molecular Biology.  Dr. Chang received her Ph.D. in
                                         biological chemistry from Harvard University.


William J. Jenkins, M.D..........        Dr. Jenkins has been a strategic consultant to the
Age 54                                   pharmaceutical industry since April 1999.  Prior to that, he
Director since 1999                      served as Head of Clinical Development and Regulatory Affairs
                                         and as a member of the board of directors of Novartis Pharma
                                         AG, an international pharmaceutical company based in Basel,
                                         Switzerland, since 1992.  Dr. Jenkins served as Head of
                                         Clinical Research for the Glaxo Group from 1988 to 1992.  Dr.
                                         Jenkins is a director of ViroLogic, Inc., a biotechnology
                                         company, and of Restoragen, Inc., a development stage
                                         therapeutics company.  Dr. Jenkins received his medical degrees from the University of Cambridge.



Class I Director with a Term Expiring in 2004:
---------------------------------------------

Osama Mikhail, Ph.D ............         Dr. Mikhail has served as Senior Vice President and Chief
Age 54                                   Strategic Officer of St. Luke's Episcopal Health System since
Director since 1994                      September 1998, and also served in that capacity from 1992 through 1994.  He is also a Professor of Management and Policy
                                         Sciences at the University of Texas, School of Public Health,
                                         in the Texas Medical Center, Houston, Texas, a position he has held since 1989. Dr. Mikhail received an MBA from the
                                         University of Pennsylvania's Wharton School and an M.S. and
                                         Ph.D. from the Graduate School of Industrial Administration,
                                         Carnegie-Mellon University.


COMMITTEES OF THE BOARD OF DIRECTORS

AUDIT COMMITTEE
---------------------------------------------------------------------------------------------------
Members:             Osama Mikhail, Chairman
                     William J. Jenkins
                     Heinz W. Bull
---------------------------------------------------------------------------------------------------
Number of meetings in 2001:  five
---------------------------------------------------------------------------------------------------
Principal
Functions:           The Audit Committee is responsible for:
---------------------------------------------------------------------------------------------------
         .           Overseeing Tanox's internal control structure, financial reporting, and legal and ethical compliance program, and reviewing with Tanox's counsel any legal matter that could have a significant impact on the financial statements;
---------------------------------------------------------------------------------------------------
         .           recommending to the board of directors the selection of the independent accounting firm, and approving the fees and other compensation to be paid to the firm;
---------------------------------------------------------------------------------------------------
         .           reviewing with financial management and the independent accountants interim financial statements prior to filing the Form 10-Q or prior to the release of earnings;
---------------------------------------------------------------------------------------------------
         .           receiving and acting on reports and comments from Tanox's independent accountants regarding internal controls and other matters;
---------------------------------------------------------------------------------------------------
         .           considering and approving material changes to auditing and accounting principles as suggested by independent accountants or management;
---------------------------------------------------------------------------------------------------
         .           reviewing and recommending inclusion of the annual financial statements in the annual report on Form 10-K, and reviewing other reports or financial information submitted to government agencies, stockholders or the general public; and
---------------------------------------------------------------------------------------------------
         .           maintaining direct lines of communication with the board of directors and
                     Tanox's management and independent accountants.
---------------------------------------------------------------------------------------------------

   AUDIT FEES

     The aggregate fees billed by Tanox's independent accountants, Arthur Andersen LLP, for the audit of Tanox's financial statements for the year ended December 31, 2001, and for the review of interim condensed consolidated financial statements were $122,600.

   FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     Arthur Andersen LLP rendered no financial information systems design and implementation services to Tanox in 2001.

   ALL OTHER FEES

     The aggregate fees billed to Tanox for services rendered by Arthur Andersen LLP in 2001, other than those services referenced in the previous two paragraphs, amounted to $221,150. These fees included audit related services of $73,150, primarily consisting of agreed procedures performed in connection with the closing of Tanox Pharma B.V. Arthur Andersen LLP also provided non-audit services for fees approximating $148,000, which primarily related to a compensation study and tax return preparation and related advice.

     The Audit Committee has considered whether, and concluded that, the provision of the services referenced above under the heading "All Other Fees" is compatible with maintaining Arthur Andersen LLP's independence.

   REPORT OF THE AUDIT COMMITTEE

     In the performance of our oversight responsibilities, we have reviewed and discussed Tanox's audited financial statements for the year ended December 31, 2001 with management and with Arthur Andersen LLP, the independent auditors and accountants for Tanox. In addition, we discussed with Arthur Andersen LLP the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380) with respect to those statements.

     We have received the written disclosures and the letter from Arthur Andersen LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and have discussed with Arthur Andersen LLP its independence in connection with its audit of Tanox's most recent financial statements.

     Based on these reviews, discussions, and management's assurances, we recommended to the board of directors that these audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001.

     Each of the three members of the Audit Committee is independent, as defined in Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards, and the board of directors has adopted a written charter for the Audit Committee.

Respectfully submitted,

The Audit Committee

Osama Mikhail (Chairman)
Heinz W. Bull
William J. Jenkins

     Pursuant to Rules of the Securities and Exchange Commission (SEC), the foregoing Audit Committee Report is not deemed "filed" with the SEC and is not incorporated by reference into Tanox's Annual Report on Form 10-K.

    APPOINTMENT OF INDEPENDENT AUDITORS FOR 2002

     In past years, the Audit Committee has recommended the appointment of independent auditors for the current year to the board of directors, which in turn has recommended ratification of such appointment by our stockholders. Arthur Andersen LLP has served in that capacity for us since 1987 and is familiar with Tanox's business affairs, financial controls and accounting procedures. This year, in light of the events surrounding Arthur Andersen LLP, the Audit Committee and management of Tanox are performing additional due diligence. Accordingly, the stockholders are not being asked to ratify the appointment of independent auditors to audit the Company's financial statements for the year ending December 31, 2002. While we are continuing to work with Arthur Andersen LLP as our independent auditor for the financial statement review for the first quarter of 2002, the Audit Committee will continue to monitor the situation carefully and to gather additional information. The Audit Committee intends to make a decision with respect to the appointment of our independent auditors for the year ending December 31, 2002 that we believe to be in the best interests of Tanox and its stockholders.

     Representatives of Arthur Andersen LLP are expected to be present at the annual meeting and will have an opportunity to address the meeting and respond to appropriate questions.


COMPENSATION COMMITTEE
---------------------------------------------------------------------------------------------------
Members:             Osama Mikhail, Chairman
                     Tse Wen Chang
---------------------------------------------------------------------------------------------------
Number of Meetings in 2001:  four
---------------------------------------------------------------------------------------------------
   Principal
   Functions:        The Compensation Committee is responsible for making decisions with respect to the compensation of all officers and other key executives including:
---------------------------------------------------------------------------------------------------
         .           annual base salary;
---------------------------------------------------------------------------------------------------
         .           annual incentive opportunity level;
---------------------------------------------------------------------------------------------------
         .           long-term incentive opportunity level (including stock option grants);
---------------------------------------------------------------------------------------------------
         .           employment agreements, severance arrangements and change in control provisions; and
---------------------------------------------------------------------------------------------------
         .           Any other special or supplemental benefits.
---------------------------------------------------------------------------------------------------


                                   PROPOSAL 2

                        APPROVAL OF AMENDMENT TO TANOX'S
                 2000 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN
                             (Item 2 on Proxy Card)

          On May 16, 2001, the board of directors adopted, subject to stockholder approval, an amendment to the 2000 Non-Employee Directors' Stock Option Plan (2000 Director Plan). A copy of the amendment is attached as Appendix A to this proxy statement. As amended, the 2000 Director Plan provides that a non-employee director first appointed to the board after June 1, 2001, receives, upon initial election or appointment, an option to acquire shares of common stock, having a Black-Scholes value of $200,000. Following each annual meeting of stockholders at which directors are elected, the non-employee directors continuing in office would receive options having a Black-Scholes value of $80,000. New directors who received their initial option grant within six months prior to the first annual meeting after their appointment would not be eligible for an option following such meeting.

     Prior to adoption of the amendment, the 2000 Director Plan provided that non-employee directors elected to the board after April 7, 2000, received, upon initial election or appointment, an option to acquire 15,000 shares of common stock. On his or her re-election to the board (generally occurring every three years because Tanox has a classified board of directors), each such non-employee director received an option to acquire 5,000 shares of common stock. All options granted under the 2000 Director Plan have exercise prices equal to the fair market value of the common stock on the date of grant, have terms of 10 years (subject to early termination) and vest monthly over 36 months.

     Under the amended plan, the following options would be granted following Tanox's 2002 annual stockholders meeting (assuming the fair market value of a share of common stock is $14.84 on the date of grant):

                                  NO. OF SHARES OF
NAME                                COMMON STOCK
----                              ----------------
Osama Mikhail                           6,200
Tse Wen Chang                           6,200
William J. Jenkins                      6,200
Heinz W. Bull                           6,200

     Management believes that the level of stock options provided for under the amendment is more in line with director compensation paid by other companies of similar size in the biopharmaceutical industry. In addition, the amendment provides for automatic stock option grants to those non-employee directors who were serving on the board on April 7, 2000. Before the amendment, only directors who were first appointed or elected after April 7, 2000 were entitled to automatic stock option grants upon their re-election.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE AMENDMENT TO THE 2000 DIRECTORS PLAN. PROPERLY DATED AND SIGNED PROXIES WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY OTHERWISE.

                           BENEFICIAL OWNERSHIP TABLE

     The following table sets forth the number of shares of common stock beneficially owned on February 28, 2002, by each person or entity known to Tanox to be a beneficial owner of 5% or more of its Common Stock, by each Tanox director and director nominee, by each executive officer named in the Summary Compensation Table below and by all directors, director nominees and executive officers as a group. Unless otherwise indicated, each person has sole investment and voting power with respect to the shares set forth in the table.

                                                                                         % OF
NAME AND ADDRESS                                                 NUMBER OF SHARES        CLASS
----------------                                                 ----------------        -----
Nancy T. Chang  ............................................           6,977,773 (1)       15.8%
     10301 Stella Link
     Houston, Texas 77025
Tse Wen Chang   ............................................           6,556,112 (2)       14.9%
     College of Life Sciences
     National Tsing Hua University
     Hsinchu, Taiwan, Republic of China
Novartis AG    .............................................           6,373,732 (3)       14.5%
     S-202.502
     CH-4002
     Basel Switzerland
FMR Corp. Edward C. Johnson 3rd, Abigail P. Johnson, as a
 group......................................................           2,540,000 (4)        5.8%
     82 Devonshire Street
     Boston, Massachusetts
Osama Mikhail...............................................              92,841 (5)      *
William J. Jenkins..........................................              25,374 (5)      *
Heinz W. Bull...............................................               9,290 (5)      *
William Shanahan, Jr........................................              14,000 (5)      *
Michael A. Kelly............................................             120,000 (5)      *
Katie-Pat Bowman............................................              14,150 (5)      *
Matthew Moyle...............................................              20,000 (5)      *
All officers and directors, as a
    group (12 persons) .....................................          13,829,540 (5)       31.1%

____________________________________
 *   Less than 1%
(1) Includes (i) 140,541 shares that may be acquired by Dr. Chang within 60 days upon the exercise of outstanding stock options, (ii) 34,816 shares held by AMC Ventures, L.P., and (iii) 3,319,940 shares held by Ms. Chang as trustee under certain grantor retained annuity trusts. Ms. Chang is the President of Apex Enterprises, Inc., the sole general partner of AMC Ventures, L.P. and is the beneficial owner of shares held by that partnership. Also includes 3,862 shares held by her minor children, with respect to which Dr. Chang disclaims beneficial ownership.
(2) Includes (i) 1,374 shares that may be acquired by Dr. Chang within 60 days upon the exercise of outstanding stock options and (ii) 241,904 shares held in trust by Dr. Chang for his children.
(3)  Based on a Schedule 13G filed with the SEC on April 13, 2000.
(4) Based on a Schedule 13G filed with the SEC on February 14, 2002. The group has sole dispositive power, but no voting power, with respect to the shares.
(5)  Includes 87,841 shares, 25,374 shares, 9,290 shares, 14,000 shares, 120,000 shares, 14,000 shares, 20,000 shares and 432,420 shares that may be acquired by Dr. Mikhail, Dr. Jenkins, Mr. Bull, Dr. Shanahan, Mr. Kelly, Ms. Bowman, Dr. Moyle and all officers and directors as a group, respectively, within 60 days upon the exercise of outstanding stock options.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (Exchange
Act), requires Tanox's directors and executive officers, and persons who own more than 10% of a registered class of Tanox's equity securities, to file with the SEC and the Nasdaq Stock Market initial reports of ownership and reports of changes in ownership of Tanox common stock. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish Tanox with copies of all Section 16(a) forms they file.

     To Tanox's knowledge, based solely on review of the copies of such reports furnished to it and written representations that such reports accurately reflect all reportable transactions and holdings, during the year ended December 31, 2001, all Section 16(a) reports applicable to its officers and directors were filed on a timely basis.


                             EXECUTIVE COMPENSATION

     The following table shows the total compensation paid by Tanox for the years ended December 31, 1999, 2000 and 2001, to Dr. Nancy T. Chang, our Chief Executive Officer, and the executive officers at December 31, 2001 that were the most highly compensated executive officers during 2001 (Named Executive Officers).

                            SUMMARY COMPENSATION TABLE


                                             ----------------------------------------
                                                        ANNUAL COMPENSATION                    LONG-TERM
                                             ----------------------------------------         COMPENSATION
                                                                         OTHER ANNUAL      SHARES UNDERLYING        ALL OTHER
NAME AND PRINCIPAL POSITION          YEAR    SALARY(1)     BONUS(2)      COMPENSATION       OPTIONS GRANTED      COMPENSATION(3)
---------------------------          ----    ---------     --------      ------------      -----------------     ---------------
Nancy T. Chang                       2001   $391,250      $ 44,016                (4)              45,000              $4,940
 Chairman, President and             2000    372,083       145,000                (4)                  --               4,940
 Chief Executive Officer             1999    364,583        93,000                                     --               8,620

William Shanahan, Jr.(5)             2001    270,000        27,540                --               20,000               4,868
  Chief Medical Officer              2000    101,250        17,000           193,179(6)            80,000                 129

Michael A. Kelly(5)                  2001    260,000            --           134,728(7)                                 2,850
 Vice President and Chief            2000     65,000        10,000            30,043(7)           300,000                  37
 Financial Officer

Katie-Pat Bowman(5)                  2001    180,000        15,120                --               20,000               4,475
  Vice President, General            2000     79,153        13,500                --               70,000                 103
  Counsel and Secretary

Matthew Moyle(5)                     2001    167,708        14,087            29,247(8)           100,000               2,768
 Vice President, Research

_______________________________
(1) The compensation paid to all employees in each of 1999 and 2000 included an extra payroll run (an extra 1/2 month's pay) due to Tanox's transitioning in late 1999 from a monthly payroll to a semi-monthly cycle.

(2) The 2000 bonus amount reported above for Dr. Chang includes $100,000 in recognition of services rendered during the 12 months ended June 30, 2000, including her contribution toward Tanox's successful initial public offering.

(3) 2001 amounts consist of: matching contributions of $4,250, $4,250, $2,625, 4,250 and $2,625 made pursuant to Tanox's 401(k) plan for Drs. Chang and Shanahan, Mr. Kelly, Ms. Bowman and Dr. Moyle, respectively; and premiums paid on behalf of the Named Executive Officer for group term life insurance of $690, $618, $225, $225 and $143 for Drs. Chang and Shanahan, Mr. Kelly, Ms. Bowman and Dr. Moyle, respectively.

(4) The total incremental cost for perquisites and other personal benefits for Dr. Chang did not exceed $50,000 or 10% of her combined salary and bonus during the year.

(5) Dr. Shanahan, Mr. Kelly, Ms. Bowman and Dr. Moyle joined Tanox on August 14, 2000, October 2, 2000, July 24, 2000 and January 15, 2001,
     respectively.  Mr. Kelly resigned from Tanox effective March 11, 2002.

(6) Includes the payment by Tanox of (a) $155,264 for relocation expenses, including a gross-up payment to reimburse him for the estimated taxes attributable to the relocation payment, and (b) $37,915 for a relocation benefit, including a gross-up payment.

(7) The 2001 amount includes the payment by Tanox of (a) $97,911 for relocation expenses, including a gross-up payment to reimburse him for the estimated taxes attributable to the relocation payment and (b) compensation in the amount of $36,817, representing that portion of a contingent bonus paid in connection with his hiring, which vested during 2001, including a gross-up payment in connection with related interest forgiven. The 2000 amount represents the payment by Tanox of relocation expenses, including a gross-up payment to reimburse him for the estimated taxes attributable to the relocation payment.

(8) Represents the payment by Tanox of $23,191 for relocation expenses, including a gross-up payment to reimburse him for the estimated taxes attributable to the relocation payment, and a grossed-up payment of $6,056, relating to estimated taxes resulting from the forgiveness of interest on a bridge loan provided by Tanox for his home purchase in Houston.

                           OPTION GRANTS DURING 2001


                                           INDIVIDUAL GRANTS                                                POTENTIAL REALIZED VALUE
-------------------------------------------------------------------------------------------------------     AT ASSUMED ANNUAL RATES
                                                                                                                 OF STOCK PRICE
                                NUMBER OF                                                                       APPRECIATION FOR
                                SECURITIES         % OF TOTAL OPTIONS        EXERCISE                             OPTION TERM
                           UNDERLYING OPTIONS     GRANTED TO EMPLOYEES        PRICE          EXPIRATION     -----------------------
          NAME                   GRANTED                 IN 2001            ($/SHARE)           DATE          5% ($)       10% ($)
          ----             ------------------     --------------------      ---------        ----------     --------       --------
N. Chang................           22,172                   2.95%            17.52           4/17/2011        244,296       619,095
                                   22,828                   3.04%            19.27           4/17/2006         70,503       204,177
W. Shanahan.............           20,000                   2.66%            17.52           4/17/2011        220,365       558,447
M. Kelly................               --                     --                --                  --             --            --
K. Bowman...............           20,000                   2.66%            17.52           4/17/2011        220,365       558,447
M. Moyle................          100,000                  13.32%            36.31            2/1/2011      2,283,674     5,787,277

      AGGREGATED OPTION EXERCISES IN 2001 AND VALUES AT DECEMBER 31, 2001


                                                                    NUMBER OF SHARES             VALUE OF UNEXERCISED
                                                             UNDERLYING UNEXERCISED OPTIONS     IN-THE-MONEY OPTIONS AT
                               SHARES                             AT DECEMBER 31, 2001           DECEMBER 31, 2001(1)
                             ACQUIRED ON        VALUE        ------------------------------   ---------------------------
          NAME                EXERCISE        REALIZED(2)     EXERCISABLE    UNEXERCISABLE    EXERCISABLE   UNEXERCISABLE
          ----               -----------     -------------   -------------   --------------   -----------   -------------
N. Chang...................    291,200   $5,860,200            130,400          175,400    $1,369,200      $1,379,843
W. Shanahan................         --           --             10,000           90,000            --           9,600
M. Kelly...................         --           --            120,000          180,000            --              --
K. Bowman..................         --           --             10,000           80,000            --           9,600
M. Moyle...................         --           --                 --          100,000            --              --

________________________________
(1) Value realized reflects the fair market value of the common stock underlying the exercised option on the date of exercise minus the aggregate exercise price.
(2) Value of unexercised in-the-money options is based on a value of $18.00 per share, the fair market value on December 31, 2001 of a share of common stock as defined in our stock option plans.

BOARD COMPENSATION

     Directors who are employees of Tanox receive no additional compensation for serving on the board of directors. Non-employee directors receive director fees of $1,000 for each board meeting they attend and $500 for each board committee meeting they attend. Directors may also receive stock options under either the 1992 Non-Employee Directors Stock Option Plan (1992 Director Plan) or the 2000 Director Plan.

     On May 16, 2001, the board of directors approved the grant to each non-employee director of an option under the 1992 Director Plan to acquire 4,500 shares of common stock at an exercise price of $27.96, representing the closing sale price of the common stock on that date. The options have a term of 10 years and vest over 36 months.

     Subject to approval by the stockholders of the Amendment described in Proposal 2 above, the 2000 Director Plan provides that a non-employee director first appointed to the board after June 1, 2001, receives, upon initial election or appointment, an option to acquire shares of common stock, having a Black-Scholes value of $200,000. Following each annual meeting of stockholders at which directors are elected, the non-employee directors continuing in office would receive options having a Black-Scholes value of $80,000. New directors who received their initial option grant within six months prior to the first annual meeting after their appointment would not be eligible for an option following such meeting. All options granted under the 2000 Director Plan have exercise prices equal to the fair market value of the common stock on the date of grant, have terms of 10 years (subject to early termination) and vest monthly
over 36 months.   No director received an option under the 2000 Director Plan during 2001.

     Prior to June 2001, Tse Wen Chang had a consulting agreement with Tanox whereby he received fees of $48,000 per year for services rendered to Tanox, including services as a director, and he did not receive any other compensation (including stock options) for services as a non-employee director. Dr. Chang received $20,000 in consulting fees during 2001, and Dr. Jenkins received consulting fees of $21,000 from Tanox during 2001 for various advisory services rendered.

                         COMPENSATION COMMITTEE REPORT

     The Compensation Committee of the Board of Directors (the "Committee") is composed of Directors who are not employees of the Company. The Committee is responsible for establishing and administering Tanox's executive compensation arrangements, including the compensation of the Chief Executive Officer and the other executive officers of Tanox. The Committee's policies and programs are designed to further Tanox's goal of increasing shareholder value by motivating and retaining executive officers.

General Compensation Philosophy
--------------------------------

     The Committee believes that the compensation programs for executive officers of Tanox should be designed to attract, retain and motivate talented executives responsible for the success of Tanox and should be determined within a competitive framework and based on the achievement of strategic Company objectives and individual performance.

     Based on a review of compensation paid by Tanox conducted during 2001, the Committee established the following compensation philosophy for Tanox:

    "Tanox's compensation program will be aligned with and support Tanox's business strategy. Compensation plans will be externally competitive, internally equitable and performance-based. The direct compensation plans (monetary and nonmonetary) will be designed so that all employees understand how their performance and compensation relates to Tanox's key performance indicators. It will provide an affordable level of compensation for each employee in exchange for expected levels of performance and results. When Tanox's business performance exceeds specified targets, compensation may exceed that offered by the competition. When Tanox does not meet specified targets, compensation will be below the competitive marketplace."

Key Elements of Executive Compensation
--------------------------------------

     Each executive officer's compensation package is reviewed on an annual basis and is comprised of up to three (3) components: base salary, annual bonus and long-term incentives. In addition to these components, executive officers are eligible to participate in all employee benefit programs generally available to all other employees of Tanox. In general, total compensation packages for officers are determined by reviewing salary surveys of other small and mid-level bio-tech/pharmaceutical companies.

Base Salary

     The level of base salary for each executive officer is established based primarily on the individual's area and scope of responsibilities, qualifications and relevant experience, the strategic goals for which he or she has responsibility, the compensation levels at companies that compete with Tanox for business and executive talent, and the incentives needed to attract and retain qualified management. Each executive's base salary is reviewed on an annual basis to account for the individual's performance over the previous year and to ensure that base salaries remain competitive with the external market. Since the current executive team was hired in the past two years their total compensation was determined by individually negotiated compensation packages based on what the current marketplace dictated for executives with their levels of expertise and experience.

Annual Bonus

     Beginning in the year 2001, the Committee's policy is to base a significant portion of its executives' cash compensation on annual bonuses. In determining bonuses, the Committee considers factors such as relative performance of Tanox during the year, the individual's contribution to Tanox's performance and the individual's accomplishment of objectives. Based on these factors, the named executive officers earned bonuses for performance during 2001.

Long-Term Incentive

     The Committee believes that an important goal of executive compensation programs should be to provide executives with an opportunity to increase their ownership and potentially gain financially as Tanox's stock price increases. This approach ensures, to the maximum extent possible, that the interests of the stockholders and executives are closely aligned.

     Long-term incentive compensation is granted to executives under Tanox's 1997 Stock Plan (the "Plan"). The Plan allows for the grant of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Performance Units and Stock Awards to employees, advisors and consultants of Tanox. The size and nature of equity awards granted to employees is determined by the Board of Directors of Tanox at its sole discretion based on factors that it deems relevant. With the exception of Mr. Kelly, each named executive officer received a stock option award. Stock option awards were given within the range for their respective positions as determined by survey comparisons.

Deductibility of Executive Compensation
---------------------------------------

     The Committee has considered the impact of Section 162(m) of the Internal Revenue Code adopted under the Omnibus Budget Reconciliation Act of 1993, which section disallows a deduction for any publicly held corporation for individual compensation exceeding $1 million in any taxable year for the CEO and four other most highly compensated executive officers, respectively, unless such compensation meets the requirements for the "performance-based" exception to
Section 162(m). As the cash compensation paid by Tanox to each of its executive officers is expected to be below $1 million and the Committee believes that equity awards granted under Tanox's 1997 Stock Plan to such officers will meet the requirements for qualifying as performance-based, the Committee believes that Section 162(m) will not affect the tax deductions available to Tanox with respect to the compensation of its executive officers. It is the Committee's policy to qualify, to the extent reasonable, its executive officers' compensation for deductibility under applicable tax law. However, Tanox may from time to time pay compensation to its executive officers that may not be deductible.

Compensation of the Chief Executive Officer
-------------------------------------------

     In setting the compensation payable during calendar year 2001 to Tanox's Chairman of the Board, President and Chief Executive Officer, Dr. Nancy T. Chang, the Committee used the same factors as described above for the executives. The committee reviewed Dr. Chang's compensation relative to her performance over the previous year in achieving Company goals. Dr. Chang's annual base salary was increased 9.6% from $365,000 to $400,000 effective April 1, 2001. The Committee awarded Dr. Chang a cash bonus of $44,016 in 2002 for performance against Tanox's goals in 2001. This bonus represents the continued development of the Tanox infrastructure but less than the 100% target bonus for the CEO position due to the Xolair delay.

Respectfully submitted,

The Compensation Committee

Osama Mikhail (Chairman)
Tse Wen Chang


                            STOCK PERFORMANCE GRAPH

     The following performance graph compares the cumulative stockholder return on the common stock of Tanox to the cumulative total return of the Nasdaq Stock Market-U.S. Index and the Nasdaq Biotechnology Index. The graph assumes that the value of the investment in the common stock and each index was $100 at the initial point of each graph and that all dividends were reinvested. The initial point of the graph is April 7, 2000, the first day of trading of the Tanox common stock on the Nasdaq Stock Market following our initial public offering.

                             [Graph appears here]

                            Cumulative Total Returns
                            ------------------------

                          April 7, 2000   December 31, 2000   December 31, 2001
                          -------------   -----------------   -----------------
Tanox                         $100.00          $137.50              $64.91
Nasdaq Stock Market-U.S.      $100.00            55.28               43.83
Nasdaq Biotechnology Index    $100.00            96.45               80.83

                               OTHER TRANSACTIONS

     In connection with the hiring of certain executives and other key employees, the Company has granted bonuses (in the form of promissory notes) contingent upon the executive's continued employment over a period of years. The Company has also, in the ordinary course of its business, made loans to certain executive officers and other key employees in connection with their hiring to facilitate their relocation to the area. The following table provides information regarding the terms of loans made to executive officers who were indebted to Tanox in an amount in excess of $60,000 during 2001.

                    HIGHEST BALANCE    BALANCE AS OF       INTEREST
      NAME               IN 2001       MARCH 20, 2002         RATE    NATURE AND PURPOSE OF LOAN
      ----          ---------------    --------------      --------   --------------------------
Michael Kelly         $289,327                    --          8.5%    Bridge loan for home purchase in Houston
                       100,000                    --          7.0%    Sign-on bonus in form of loan, with principal
                                                                      and interest forgivable over four years of
                                                                      continuous employment; the $75,000 balance
                                                                      was forgiven upon Mr. Kelly's resignation in
                                                                      March 2002

Matthew Moyle          125,000               $93,750          7.0%    Sign-on bonus in form of loan, with principal
                                                                      and interest forgivable over four years of
                                                                      continuous employment
                        85,000                    --          8.0%    Bridge loan for home purchase in Houston

                             ADDITIONAL INFORMATION

STOCKHOLDER PROPOSALS FOR THE 2003 ANNUAL MEETING

     If you wish to submit a stockholder proposal for inclusion in Tanox's proxy statement and form of proxy for our 2003 Annual Meeting of Stockholders, we must receive it at our executive offices, to the attention of the Corporate Secretary, not later than December 2, 2002.

ADVANCE NOTICE REQUIRED FOR STOCKHOLDER NOMINATIONS AND PROPOSALS

     Tanox's By-laws require timely advance written notice of stockholder nominations of director candidates and of any other proposals to be presented at an annual meeting of stockholders. In order to be presented at the 2002 annual meeting, the By-laws require that written notice of director nominations by stockholders be delivered to Tanox's Corporate Secretary at its executive offices no later than 10 days after the date this proxy statement is first mailed (or April 18, 2002). The written notice must set forth for each person whom the stockholder proposes to nominate for election as a director: (a) the name, age, business address and residence address of such person; (b) the principal occupation or employment of such person; (c) the number of shares of common stock of Tanox beneficially owned by such person; (d) the written consent of such person to have such person's name placed in nomination at the meeting and to serve as a director if elected; (e) any other information relating to such stockholder that would be required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A promulgated under the Securities Exchange Act of 1934 (Regulation 14A); and (f) such other information as may reasonably be required by Tanox to determine the eligibility of such person to serve as a director of Tanox. The stockholder giving the notice must also include: (a) the name and address, as they appear on Tanox's books, of such stockholder; and (b) the number of shares of common stock that are then beneficially owned by such stockholder.

     In the case of other proposals by stockholders for the 2002 annual meeting, the By-laws require that written notice be delivered to Tanox's Corporate Secretary at its executive offices no later than

April 18, 2002. The stockholder's notice to the Corporate Secretary must set forth as to each matter such stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (b) the name and record address of such stockholder; (c) the number of shares of Tanox common stock beneficially owned by such stockholder; (d) any material interest of the stockholder in the business proposed; and (e) any other information required to be provided by the stockholder under Regulation 14A.

     Business timely submitted by a stockholder in accordance with the foregoing procedures will be considered at the annual meeting of stockholders, unless the board of directors determines that the proposed business should not be conducted at the annual meeting.

                                                                      APPENDIX A

                AMENDMENT NO. 1 TO 2000 NON-EMPLOYEE DIRECTORS'
                               STOCK OPTION PLAN

     THIS AMENDMENT by Tanox, Inc. (the "Company"),

WITNESSETH:

     WHEREAS, the Company maintains the Tanox, Inc. 2000 Non-Employee Directors' Stock Option Plan (the "Plan"); and

     WHEREAS, the Company retained the right in Section 12 of the Plan for the Board of Directors of the Company to amend the Plan from time to time; and

     WHEREAS, the Board of Directors approved resolutions on May 16, 2001, amending the Plan as set forth below;

     NOW, THEREFORE, the Company agrees that, effective June 1, 2001, the plan is amended as follows, subject in all respects to the approval hereof by the stockholders of the Company at the annual meeting of stockholders to be held in 2002 and no Option awarded hereunder may be exercised unless and until such approval is granted:

     1. Section 2 of the Plan is hereby amended to include the following new definition:

       "Black Scholes Value" means the value of an Option using the Black Scholes valuation methodology determined either as of the date of the relevant grant of the Option or as used to value the most recent stock option grant made within the preceding twenty-four months under this or any other stock option plan of the Company. The assumptions used to determine the Black Scholes Value and the date of valuation will be subject to approval by the Board.

     2. Section 5 of the Plan is hereby amended to read as follows in its entirety:

          "5. ELIGIBILITY.

          All Non-Employee Directors shall be eligible to participate in the Plan."

     3. Section 6 of the Plan is hereby amended to read as follows in its entirety:

          "6. NON-DISCRETIONARY GRANTS.

          (a) Initial Grant. After May 16, 2001, each person who is elected or appointed to be a Non-Employee Director for the first time automatically shall, upon the date of his or her election or appointment, be granted an Option to purchase shares of Common Stock having a Black Scholes Value of $200,000 on the terms and conditions set forth herein.

          (b) Subsequent Grant. Beginning with the 2002 annual meeting of stockholders, each person who is a Non-Employee Director immediately following any annual meeting of stockholders of the Company at which Directors are elected, and who has not received a grant under Section 6(a) within the preceding six months, shall automatically be granted, on the date of such annual meeting, an Option to purchase shares of Common Stock having a Black Scholes Value of $80,000 on the terms and conditions set forth herein."

[front side of proxy card]


                                  TANOX INC.
                 ANNUAL MEETING OF STOCKHOLDERS - MAY 17, 2002
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned hereby appoints Nancy T. Chang and Katie-Pat Bowman as proxies, each with the power to appoint her substitute, and authorizes each of them to represent and vote all shares of Common Stock of Tanox, Inc. held of record by the undersigned on March 22, 2002, at the Annual Meeting of Stockholders to be held on May 17, 2002 and at any adjournments thereof.

                        (To Be Signed on Reverse Side.)



[reverse side of proxy card]


    PLEASE MARK YOUR
[X] VOTES AS IN THIS
    EXAMPLE.


PROPOSAL 1.                              WITHHOLD
 Election of  FOR the nominees          AUTHORITY                  Nominees:
  Directors    listed at right       to vote for the        For three year terms
                                 nominees listed at right     expiring in 2004:
                   [ ]                    [ ]                   Heinz W. Bull
                                                                Tse Wen Chang

If you wish to withhold authority to vote for one of the nominees, please write his name here:
              ----------------------------------------------------

PROPOSAL 2.

PROPOSAL TO AMEND  THE 2000 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN.

                   FOR  [ ]    AGAINST  [ ]    ABSTAIN  [ ]


In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2. UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE NOMINEES PROPOSED BY THE BOARD OF DIRECTORS AND FOR APPROVAL OF THE AMENDMENT TO THE 2000 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN AND IN THE DISCRETION OF THE PERSONS NAMED AS PROXIES ON ALL OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS THEREOF.

                                   IMPORTANT

                       PLEASE MARK, SIGN BELOW, DATE, AND
             RETURN THIS PROXY PROMPTLY IN THE ENVELOPE FURNISHED.



Signatures:
           --------------------------------------

Date:
      -------------------------------------------
Note:   Please sign exactly as your name or names appear on stock certificate
(as indicated hereon. For joint accounts, each owner should sign. When signing as executor, administrator, attorney, trustee, guardian, etc., please give your title.